UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     The disclosure under Item 2.01 hereof is incorporated by reference here.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On December 17, 2008, Avigen, Inc. entered into an Asset Purchase Agreement with Baxter Healthcare Corporation, Baxter International Inc., and Baxter Healthcare S.A. (collectively “Baxter”), providing for the sale of the rights to Avigen’s early stage blood coagulation compound, AV513, to Baxter. Pursuant to the Asset Purchase Agreement, Avigen sold the rights to AV513 to Baxter for $7 million. In addition, pursuant to the Asset Purchase Agreement, Avigen agreed not to compete with Baxter with certain compounds to treat certain disorders, both relating to AV513, and to indemnify Baxter for losses incurred by Baxter for breaches of representations, warranties covenants and certain other losses relating to the transaction.

     AV513 is a compound poised for clinical research that has been shown to improve blood coagulation in preclinical models for hemophilia. Avigen has been developing AV513 as an oral therapy to treat patients with bleeding disorders, including hemophilia A.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

     On December 17, 2008, Avigen, Inc. entered into an Asset Purchase Agreement with Baxter Healthcare Corporation, Baxter International Inc., and Baxter Healthcare S.A. (collectively “Baxter”), providing for the sale of the rights to Avigen’s early stage blood coagulation compound, AV513, to Baxter.

     Avigen received a cash payment of $7.0 million from Baxter as proceeds from the sale of AV513. At September 30, 2008, Avigen reported cash, cash-equivalents, and available for sale securities and restricted investments of $56.4 million and an accumulated deficit of $244.9 million. Avigen reported no revenue for the first nine-months of 2008 and a net loss of $24.2 million. The Company is in the process of evaluating the terms of the transaction, but believe that if the transaction had been completed at the beginning of the 2008 fiscal year, the cash received would have been recorded as revenue and would have increased the amount of financial assets and decreased each of the net loss and the accumulated deficit reported at September 30, 2008 by $7.0 million. Avigen is unable to estimate the amount of any expenses that would have been avoided, if any, if the sale of AV513 had been completed at the beginning of the 2008 fiscal year. Other than these items, the transaction would not have had any other impact on Avigen’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	AVIGEN, INC.

	By:	/s/ Andrew A. Sauter
Andrew A. Sauter
Chief Financial Officer